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                                                                    EXHIBIT 10.2

                            AMENDMENT NO. 1 TO LEASE

         THIS AMENDMENT NO. 1 TO LEASE (this "Amendment"), dated March 21, 2002, for purposes of reference only, is made and entered into by and between CRV PARTNERS, L.P., a limited partnership ("Lessor"), and CARDIODYNAMICS INTERNATIONAL CORPORATION, a California corporation ("Lessee").

                                    RECITALS:

          This Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

         A. Lessor's predecessor-in-interest, AGBRI Nancy Ridge, LLC, a Delaware Limited Liability Company ("AGBRI"), as lessor, and Lessee, entered into that certain Commercial Multi- Tenant Lease-Modified Net, dated as of June, 1997 (the "Lease"), with respect to certain premises located in Suite 300 of 6175 Nancy Ridge Drive, San Diego, California, which premises are more fully described in the Lease.

         B. In May, 2001, Lessor purchased the Building in which the Premises are located, and is the successor to AGBRI as Lessor under the Lease.

         C. Terms used herein that are defined in the Lease shall have the meanings therein defined.

         D. Lessor and Lessee desire to amend the Lease to extend the term of the Lease for an additional period of five (5) years, on the terms and conditions set forth below in this Amendment. Accordingly, Lessor and Lessee hereby agree as follows:

         1. Amendment of Paragraph 1.3 - Term. The term of the Lease is hereby extended for five (5) years (the "Extension Term") commencing on August 1, 2002 and ending on July 31, 2007, unless sooner terminated pursuant to any provisions of the Lease.

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         2.   Amendment of Paragraph 1.5 - Rent. Effective August 1, 2002,
Paragraph 1.5 of the Lease is hereby amended to read as follows:

         "1.5 Base Rent: Payable monthly, on the first day of each month, commencing August 1, 2002, in the amount specified in the table below, calculated on a Triple Net basis ("Base Rent"). (Also see Paragraph 4)

                                                     Monthly
                Months of         Annual           Installment
             Extension Term     Base Rent          of Base Rent

                   1-12       $219,748.44           $18,312.37
                  13-24       $227,439.60           $18,953.30
                  25-36       $235,400.04           $19,616.67
                  37-48       $243,639.00           $20,303.25
                  49-60       $252,166.44           $21,013.87"

         3. No Option to Extend Term of Lease. Lessor and Lessee acknowledge and agree that Lessee has no option to extend the term of the Lease after the expiration of the Extension Term and the Extension Option Rider attached to the Lease shall be of no further force or effect.

         4. Lessor's Improvement Contribution. Provided that Lessee is not in Default under the Lease and the Lease is in full force and effect, from time to time during the Term and Extension Term of the Lease, upon the written request of Lessee, Lessor shall disburse to Lessee as a contribution to the cost of alterations or improvements to the Premises up to but not in excess of $125,000 (the "Improvement Contribution") within twenty (20) days after Lessor's receipt of Lessee's request for disbursement accompanied by evidence reasonably satisfactory to Lessor, including a duly executed form of Unconditional Waiver and Release Upon Final Payment from each contractor, subcontractor, material supplier or consultant which provided labor or materials for alterations or improvements to the Premises. Lessee may also request in writing that Lessor credit all or a portion of the Improvement Contribution to Rent and other charges due under the Lease. Notwithstanding anything to the contrary in this Paragraph 4, Lessor shall have the right, without request from Lessee, to pay to Lessee the undisbursed

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balance of the Improvement Contribution at anytime during the Term or Extension
Term of the Lease.

         5. Right of First Offer. The provisions of this Paragraph 5 shall not be of any further force or effect if Lessor has elected to convert the First Offer Space (defined below), or any part thereof, to laboratory and/or biotech uses with improvements suited to such uses, rather than the current use.

         Provided that Lessor has not elected to exercise its rights under the first paragraph of this Paragraph 5, then, subject to the Current Tenant (defined below) vacating the First Offer Space, and the express prior rights of any other tenants in the Buildings, the Lessee named in this Lease shall have the right of first offer to lease approximately 15,003 rentable square feet of space located adjacent to the Premises, more particularly described as Suite 100, and designated as the "First Offer Space" on the diagram attached hereto as Exhibit A- 2 (the "First Offer Space"), which is currently occupied by Peregrine Semiconductor Corporation (the "Current Tenant"), at the stated rent and lease term then being quoted by Lessor for the lease of the First Offer Space (the "First Offer Space Rent and Term"), and otherwise on the same terms and conditions of this Lease. To the extent that Lessor determines, in its reasonable discretion, that the First Offer Space will be available to be leased for a term commencing prior to the expiration of the Extension Term, prior to offering to lease the First Offer Space to the general market. Lessor shall give notice to Lessee setting forth the date on which Lessor anticipates that the First Offer Space will become available for lease and the First Offer Space Rent and Term (the "First Offer Notice"). Lessee shall have ten (10) days from receipt of the First Offer Notice to accept the terms set forth therein and so notify Lessor in writing ("Lessee's Notice") and, if so accepted by Lessee, the First Offer Space shall be added to and become part of the Premises for all purposes and subject to all obligations under this Lease as of the date of anticipated delivery specified in the First Offer Notice and this Lease shall be amended to reflect the terms on which the First Offer Space is added to the Lease. If Lessee does not deliver Lessee's Notice to Lessor within such ten (10) day period, then Lessee's rights hereunder shall terminate for the First Offer Space and Lessor shall be free to lease all or any portion of

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the First Offer Space to anyone on any terms at any time during the Lease Term and the Extension Term, without any obligation to provide Lessee with a further right to lease the First Offer Space. The right of first offer as described in this Paragraph 5 shall be personal to the Lessee originally named in this Lease and any Lessee Affiliate. If Lessee assigns or otherwise transfers its interest in this Lease, except to a Lessee Affiliate, then no assignee or other transferee of Lessee's interest in this Lease, except a Lessee Affiliate, shall be entitled to a First Offer Notice or to exercise the right of first offer provided in this Paragraph 5.

         6. Brokers. Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Lessee's broker, Irving Hughes Group, whose commission shall be paid by Lessor pursuant to a separate agreement. Each party warrants that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Amendment. If either party has dealt with any other person or real estate broker with respect to this Amendment, such party shall be solely responsible for the payment of any fee due said person or firm and that party shall hold the other free and harmless against any liability with respect thereto, including attorneys' fees and costs.

         7. Authority. The persons executing this Amendment on behalf of Lessee each hereby represents and warrants to Lessor that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in California, that the corporation has full right and authority to enter into this Amendment, and that the persons signing on behalf of the corporation are authorized to do so.

         8. Counterparts and Facsimile Signatures. This Amendment may be executed in counterparts which when taken together shall constitute one fully executed original. Facsimile signatures shall be treated and have the same effect as original signatures.

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         9. Ratification. Lessor and Lessee hereby ratify and confirm all of the terms and provisions of the Lease as modified by paragraphs 1 through 8 above. Except as amended hereby, the Lease remains in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the date first above written.

LESSOR:                                       LESSEE:

CRV PARTNERS, L.P.,                           CARDIODYNAMICS INTERNATIONAL
a Delaware limited partnership                CORPORATION, a California
                                              corporation
By: CRV Partners, LLC,
    a Delaware limited                        By: /s/ Steve P. Loomis
    liability company,                           ---------------------------
    its general partner                         Name: Steve P. Loomis
                                                     -----------------------

                                                Title: CFO

  By: /s/ Robert Mashaal                      By: /s/ Michael K. Perry
      ---------------------                      ---------------------------
       Robert Mashaal,                          Name: Michael K. Perry
       Manager                                       -----------------------

                                                Title: CEO


 Date of Execution by Lessor:                 Date of Execution by Lessee:
    April 02, 2002                              March 28, 2002

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                                   EXHIBIT A-2
                                  CARROLL VISTA
                              San Diego, California


                                First Offer Space

                             6175 Nancy Ridge Drive

                               15,003 Square Feet


This premises plan is intended only to show the general layout of the property or a part thereof. Lessor reserves the right to alter, vary, add to or omit, in whole or in part any structures, and/or improvements, and/or common areas, and/or land areas shown on this plan. All measurements and distances are approximate. This plan is not to be scaled.

[_] == First Offer Space

                                Nancy Ridge Drive

                                 {PREMISES PLAN}

                                    Site Plan

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